SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549




                               FORM 8-K

                            CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported)  June 6, 1996





                              Cinergy Corp.
          (Exact Name of Registrant as Specified in its Charter)




   Delaware                      1-11377                 31-1385023
(State or other                (Commission             (IRS Employer
jurisdiction of                File Number)          Identification No.)
 incorporation)






              139 East Fourth Street, Cincinnati, Ohio  45202
            (Address of Principal Executive Offices)  (Zip Code)





   Registrant's Telephone Number, including area code  (513) 381-2000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On June 6, 1996, Cinergy Corp. (Cinergy) and General Public Utilities Corporation (GPU) announced that Avon Energy Partners plc (Avon Energy), a joint venture between Cinergy and GPU, declared the cash offer to purchase capital shares of Midlands Electricity plc (Midlands) wholly unconditional in all respects and thereby is committed to purchase all outstanding shares of Midlands. Reference is made to Cinergy's Current Report on Form 8-K dated May 7, 1996, regarding the announcement of the offer to acquire Midlands.

As of June 6, Avon Energy owned 114,936,823 shares of Midlands capital stock and had received acceptances of the offer from holders representing an additional 189,884,237 shares. Together, these shares total 77.65% of the outstanding capital stock of Midlands.

The total consideration to be paid by Avon Energy is estimated to be approximately $2.6 billion and will be paid in cash. The funds for the acquisition will be obtained from Cinergy's and GPU's investment in Avon Energy of $500 million each, with the remainder being obtained by Avon Energy through the issuance of non-recourse debt denominated in pounds sterling.

Cinergy's 50% interest in Avon Energy will be held by ME Holdings, Inc. (ME Holdings), a wholly owned subsidiary of Cinergy. Cinergy will fund its $460 million investment in Avon Energy from an existing credit facility with Barclays Bank plc (Barclays), New York Branch, and ME Holdings will contribute an additional $40 million via use of a non-recourse credit arrangement also with Barclays.

(b) Midlands is one of twelve regional electricity companies in the United Kingdom. Midlands primarily distributes and supplies electricity to 2.2 million industrial, commercial, and residential customers. In addition, Midlands, together with its subsidiaries, generates power, supplies natural gas to industrial and commercial customers, and performs electrical contracting services.

For the year ended March 31, 1996, Midlands' profit before taxes was approximately (Pound Sterling)267 million on revenues of (Pound
Sterling)1,336 million and, at March 31, 1996, Midlands had total assets of approximately (Pound Sterling)1,277 million.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial statements of business acquired.

It is impracticable to provide the required financial statements for Midlands at the time this report is being filed. The required financial statements will be filed as soon as practicable, but not later than 60 days after the date this report is filed.

(b)   Pro forma financial information.

It is impracticable to provide the required pro forma financial information relative to Midlands at the time this report is being filed. The required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this report is filed.

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 Cinergy Corp.
                                       ---------------------------------
                                                 (Registrant)




Date:  June 20, 1996              By:        /s/ Charles J. Winger
                                       ---------------------------------
                                               Charles J. Winger,
                                                  Comptroller
                                                  (Signature)